CCB Financial Corporation Long-Term Incentive Plan






                 Approved by Shareholders April 5, 1994

                          TABLE OF CONTENTS


I.    Long-Term Incentive Plan

      1.   Purpose

      2.   Definitions

      3.   Administration

      4.   Term of Plan/Common Stock Subject to Plan

      5.   Eligibility

      6.   Stock Options

      7.   Restricted Awards

      8.   Performance Units

      9.   Deferral Elections

      10.  Termination of Employment

      11.  Non-transferability of Awards

      12.  Changes in Capitalization and Other Matters

      13.  Change in Control

      14.  Amendment, Suspension and Termination

      15.  Miscellaneous

                     CCB FINANCIAL CORPORATION

                     LONG-TERM INCENTIVE PLAN


      1. Purpose. The purpose of the Long-Term Incentive Plan (the "Plan") is to further and promote the interests of CCB Financial Corporation (the "Company") and its shareholders by enabling the Company to attract, retain and motivate key employees, and to align the interests of such key employees and the Company's shareholders. Additionally, the Plan's objectives are to provide a competitive reward for achieving longer-term goals, provide balance to short-term incentive awards, and reinforce a one company perspective. To do this, the Plan offers performance-based stock and cash incentives and other equity based incentive awards and opportunities to provide such key employees with a proprietary interest in maximizing the growth, profitability and overall success of the Company.

      2.    Definitions.   For   purposes  of   the   Plan,   the
following terms shall have the meaning set forth below:

           2.1 "Award" means an award or grant made to a Participant under Sections 6, 7, and/or 8 of the Plan. "Award Agreement" means the agreement executed by a Participant pursuant to Sections 3.2 and 15.7 of the Plan in connection with the granting of an Award.

           2.2 "Board" means the Board of Directors of the Company, as constituted from time to time.

           2.3 "Code" means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor
statute  thereto,  together  with  any  rules,  regulations   and
interpretations promulgated thereunder or with respect thereto.

           2.4 "Committee" means the Compensation Committee of the Board, as constituted in accordance with Section 3 of the Plan.

           2.5 "Common Stock" means the Common Stock, $5.00 par value, of the Company.

           2.6  "Company" means CCB Financial Corporation, a North
Carolina  corporation,  or  any  successor  corporation  to   CCB
Financial Corporation.

           2.7 "Disability" means disability as determined by the Committee in accordance with standards and procedures similar to
those under the Company's long-term disability plan, if any.   If
the  Company does not then maintain a long-term disability  plan,
Disability  shall  mean  the  inability  of  a  Participant,   as
determined by the Committee, substantially to perform such Participant's regular duties and responsibilities due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months.

           2.8 "Exchange Act" means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

           2.9 "Fair Market Value" means on, or with respect to, any given date, (i) the closing price of the Common Stock, as reported on the over-the-counter-market by the Nasdaq system for such date, or if the Common Stock was not traded on such date, on the latest previous day on which the Common Stock was traded, or
(ii) the last sale price should the Common Stock be traded on any national securities exchange on such date.

           2.10 "Incentive Stock Option" means any stock option granted pursuant to the provisions of Section 6 of the Plan that is intended to be (and is specifically designated as) an "incentive stock option" within the meaning of Section 422 of the Code.

           2.11 "Non-Employee Director" means a member of the Board of Directors of the Company who is not an employee of the Company.

           2.12 "Non-Qualified Stock Option" means any stock granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

           2.13 "Participant" means a key employee or Non-Employee Director of the Company or any Subsidiary who is selected under
Section 5 to receive an Award by the Committee under the Plan.

           2.14 "Performance Units" means the monetary units granted under Section 8 of the Plan.

           2.15 "Plan" means the CCB Financial Corporation Long-Term Incentive Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

           2.16  "Restricted Award" means an Award of  Restricted
Stock pursuant to the provisions of Section 7 of the Plan.

           2.17 "Restricted Stock" means the restricted shares of Common Stock granted pursuant to the provisions of Section 7 of the Plan with the restriction that the holder may not sell, transfer, pledge, or assign such Restricted Stock and such other restrictions (which other restrictions may expire separately or in combination, at one time, from time to time or in installments), as determined by the Committee in accordance with and as set forth in the Plan and/or the relevant Award Agreement.

            2.18 "Retirement" means (i) as to officers and employees, retirement from active employment with the Company and its Subsidiaries and receiving benefits under the Company's qualified retirement plan and (ii) as to Non-Employee Directors, the same as "Retirement" under the Retirement policy in effect for the Board on which the Participant was serving upon receipt of an Award.

           2.19 "Subsidiary(ies)" means any corporation (other than the Company) in an unbroken chain of corporations, beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns fifty percent (50%) or more of the voting stock in one of the other corporations in such chain.

     3.   Administration.

           3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall be appointed from time to time by the Board and shall be comprised of not less than three
(3) of the then members of the Board who qualify to administer the Plan as disinterested persons within the meaning of Rule 16b3 of the Exchange Act. Members of the Committee shall serve at the pleasure of the Board and the Board may at any time and from time to time remove members from the Committee, or, subject to the immediately preceding sentence, add members to the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Any act or acts approved in writing by all of the members of the Committee then serving shall be the act or acts of the Committee (as if taken by unanimous vote at a meeting of the Committee duly called and held).

          3.2 Plan Administration and Plan Rules. The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, (a) selecting the Plan's Participants, (b) making Awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Committee shall deem appropriate, and (d) correcting any defect or omission, or reconciling any inconsistency, in the Plan and/or any Award
Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day administration of the Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to selection for participation in the Plan and/or the granting of any Awards to Participants. The Committee's determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

           3.3 Liability Limitation. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law/or under any directors and officers liability insurance coverage which may be in effect from time to time.

     4.   Term of Plan/Common Stock Subject to Plan.

           4.1   Term.  The Plan shall terminate on December  31,
2003, except with respect to Awards then outstanding. After such date no further Awards shall be granted under the Plan.

          4.2  Common Stock Subject to Plan.

                4.2.1 Common Stock. The Board shall reserve for Awards under the Plan 500,000 shares of the authorized and unissued shares. In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Plan. Common Stock which may be issued under the Plan shall be authorized and unissued shares. No fractional shares of Common Stock shall be issued under the Plan.

                4.2.2   Maximum  Number of Shares.   The  maximum
     number of shares of Common Stock for any Participant for which Awards may be granted under the Plan in any year is 50,000 shares.

                4.2.3 Common Stock Replenished. The maximum number of shares authorized for issuance under the Plan shall be replenished one time (up to an additional 500,000 shares for a total authorization of up to 1,000,000 shares of the authorized and unissued shares) during the life of the Plan.

           4.3 Computation of Available Shares. For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the limitations set forth in Section 4.2 of the Plan the maximum number of shares of Common Stock potentially subject to issuance upon exercise or settlement of Awards granted under Sections 6 and 7 of the Plan, the number of shares of Common Stock issued or subject to potential issuance under grants of Restricted Stock pursuant to Section 7 of the Plan, and the maximum number of shares of Common Stock potentially issuable under grants of Performance Units pursuant to Section 8 of the Plan, in each case determined as of the date on which such Awards are granted. If any Awards expire unexercised or are forfeited, surrendered, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Awards shall again be available for Awards under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Awards; provided, however, that forfeited Awards shall not again be available for Awards under the Plan if the Participant received, directly or indirectly, any of the benefits of ownership of the securities of the Company underlying such Award, including, without limitation, the benefit described in Section
7.6 of the Plan.

      5. Eligibility. Employees eligible for Awards under the Plan shall consist of key employees who are officers or managers of the Company and/or its Subsidiaries who are responsible for the management, growth and protection of the business of the Company and/or its Subsidiaries and whose performance or contribution, in the sole discretion of the Committee, benefits
or  will  benefit  the  Company in a  significant  manner.   Non
Employees (e.g., those with third party relationships such as Directors) shall be eligible Participants for Non-Qualified Stock Options and/or Restricted Stock at the sole discretion of the Compensation Committee.

     6.   Stock Options.

          6.1 Terms and Conditions. Stock options granted under the Plan may be in the form of Incentive Stock Options or Non Qualified Stock Options (sometimes referred to collectively herein as the "Stock Option(s)". Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

           6.2 Grant. Stock Options may be granted under the Plan in such form as the Committee may from time to time approve. Subject to Section 5 of the Plan, Stock Options may be granted alone or in addition to other Awards under the Plan. Notwithstanding the above, no Incentive Stock Options shall be granted to any employee who owns more than 10% of the combined total voting power of the Company or any Subsidiary, unless the requirements of Section 422(c)(6) of the Code are satisfied.

           6.3 Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant; provided, however, that the exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of such Incentive Stock Option. For any employee who owns ten percent (10%) or more of the combined total voting power of the Company or any Subsidiary, the exercise price of an Incentive Stock Option shall not be less than one hundred ten percent (110%).

          6.4 Term. The term of each Stock Option shall be such period of time as is fixed by the Committee at the time of grant; provided, however, that the term of any Incentive Stock Option shall not exceed ten (10) years after the date the Incentive Stock Option is granted. For any employee who owns ten percent
(10%) or more of the combined total voting power of the Company or any Subsidiary, the term of each Stock Option shall not exceed five (5) years.

           6.5 Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Director of Personnel of the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash, by certified check, bank draft or money order payable to the order of the Company or, if permitted by the terms of the relevant Award Agreement and applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, (a) a fully-secured, recourse promissory note, or (b) shares of Common Stock already owned by the Participant or to be received upon exercise of the Stock Option in a "cashless exercise" as described below. The Committee may, in the relevant Award Agreement, also permit Participants (either on a selective or group basis) to simultaneously exercise Stock Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage "cashless exercise" arrangement, selected by and approved of in all respects in advance by the Committee, and use the proceeds from such sale as payment of the exercise price of such Stock Options. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes.

          6.6 Date of Exercise. Vesting dates will be specified in the Award Agreement at the discretion of the Committee. Stock Options that meet the vesting requirements may be exercised in whole or in part at any time and from time to time during its specified term.

     7.   Restricted Awards.

          7.1 Terms and Conditions. Restricted Awards under the Plan may be in the form of grants of Restricted Stock. Restricted Awards shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

           7.2 Restricted Stock Grants. A grant of Restricted Stock is an Award of shares of Common Stock, in uncertificated form, issued to and registered with the Company's designated Stock Transfer Agent, in the name of a Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares and the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions and that such shares be forfeited upon termination of employment for specified reasons within a specified period of time.

          7.3  Grants of Awards.

                 7.3.1 Subject to Section 5 of the Plan, Restricted Awards may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Restricted Award made to any Participant.

                7.3.2 With respect to each Participant receiving an Award of Restricted Stock, this Award shall be issued in an uncertificated form and registered in the name of such Participant. The stock transfer books of the Company's designated Stock Transfer Agent shall be noted with the following legend with reference to the shares made subject to this Award.

                "These shares are subject to the terms and restrictions of the CCB Financial Corporation Long Term Incentive Plan; such shares are subject to forfeiture or cancellation under the terms of said Plan; and such shares shall not be sold, transferred, assigned, pledged, encumbered, or otherwise alienated or hypothecated except pursuant to the provisions of said Plan, a copy of which Plan is available from CCB Financial Corporation upon request."

     Such Award shall be held in uncertificated form until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

           7.4   Restriction Period.  In accordance with Sections
7.1 and/or 7.2 of the Plan, Restricted Awards shall only become unrestricted and vest in the Participant in accordance with the vesting schedule relating to the service performance restriction applicable to such Restricted Award, as the Committee may establish at the time of the Award in the relevant Award Agreement (the "Restriction Period"). Notwithstanding the immediately preceding sentence, in no event shall the Restriction Period be less than one (1) year and one day after the date on which such Restricted Award is granted. During the Restriction Period applicable to a Restricted Award, such Award shall be unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Award or a portion thereof, as the case may be, as provided in Section 7.5 of the Plan.

          7.5  Payment of Awards.

                 7.5.1 Restricted Stock Grants. After the satisfaction and/or lapse of the restrictions, terms and conditions set by the Committee in respect of a grant of Restricted Stock, a certificate for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant. The remaining shares, if any, issued in respect of such Restricted Stock shall either be forfeited and canceled, or shall continue to be subject to the restrictions, terms and conditions set by the Committee, as the case may be.

           7.6 Shareholder Rights. A Participant shall have, with respect to the shares of Common Stock received under a grant of Restricted Stock, all of the rights of a shareholder of the Company, including, without limitation, the right to vote the shares and to receive any cash dividends. Stock dividends issued with respect to such Restricted Stock shall be treated as additional Restricted Stock grants and shall be subject to the same restrictions and other terms and conditions that apply to the shares of Restricted Stock with respect to which such stock dividends are issued.

     8.   Performance Units.

           8.1 Terms and Conditions. Performance Units shall be subject to the terms and conditions set forth in this Section 8 and any additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

          8.2 Performance Unit Grants. A Performance Unit is an Award of units (with each unit representing such monetary amount as is designated by the Committee in the Award Agreement) granted to a Participant, subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion thereof) in the event certain performance criteria are not met within a designated period of time.

           8.3 Grants. Subject to Section 5 of the Plan, Performance Units may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Units to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Units granted to any Participant.

            8.4 Performance Goals and Performance Periods. Participants receiving grants of Performance Units shall only earn into and be entitled to payment in respect of such Awards if the Company and/or a Division of the Company and/or the Participant achieves certain performance goals (the "Performance Goals") during and in respect of a designated performance period as determined by the Committee (the "Performance Period"). The Performance Goals and the Performance Period shall be established by the Committee, in its sole discretion. The Performance Periods may overlap each other from time to time. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee shall also establish a schedule or schedules for such Performance Units setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. In setting Performance Goals, the Committee may use, but shall not be limited to, such measures as total shareholder return, return on equity, return on assets, net earnings per share growth, comparisons to peer companies, divisional goals, individual or aggregate Participant performance or such other measure or measures of performance as the Committee, in its sole discretion, may deem appropriate. Such performance measures shall be defined as to their respective components and meaning by the Committee (in its sole discretion). During any Performance Period, the Committee shall have the authority to adjust the Performance
Goals in such manner as the Committee, in its sole discretion, deems appropriate with respect to such Performance Period. In addition to the Performance Goals, the Committee may also require a minimum shareholder return (threshold) be attained before consideration is given to any results achieved on the Performance Goals. Should the Company, Division and/or Participant achieve the applicable Performance Goals, but the minimum shareholder return (threshold) falls below the minimum expectations, then the Award opportunity may be deferred by the Committee for up to one
(1) or two (2) year(s) until the threshold is exceeded. If the minimum shareholder return (threshold) is not achieved within the additional one (1) or two (2) year timeframe, then no Award shall be paid.

            8.5 Payment of Units. With respect to each Performance Unit, the Participant shall, if the applicable Performance Goals and minimum shareholder return (threshold) have been achieved by the Company and/or a Division of the Company during the relevant Performance Period, be entitled to receive payment in an amount equal to the designated value of each Performance Unit times the number of such units so earned. Payment in settlement of earned Performance Units shall be made as soon as practical following the conclusion of the respective Performance Period in cash, in shares of unrestricted Common Stock or in Restricted Stock, as the Committee in its sole discretion, shall determine and provide in the relevant Award Agreement. Should the Company, Division and/or Participant achieve the applicable Performance Goals, but the minimum shareholder return (threshold) falls below the minimum expectations, then the Award opportunity may be deferred by the Committee for up to one (1) or two (2) year(s) until the threshold is exceeded. If the minimum shareholder return (threshold) is not achieved within the additional one (1) or two
(2) year timeframe, then no Award shall be paid.

      9. Deferral Elections. The Committee may permit a Participant to elect to defer receipt of any payment of cash or any delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise, earn out or settlement of any Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such deferrals, including, without limitation, the payment or crediting of reasonable interest on such deferred amounts credited in cash or crediting of dividend equivalents in respect of deferral credited in units of Common Stock.

     10.  Termination of Employment.

           10.1 General.  Subject to the terms and conditions  of
Section 13 of the Plan, if, and to the extent, the terms and conditions under which an Award may be exercised, earned out or settled after a Participant's termination of employment, or a Non Employee Director officially leaves the Board, for any particular reason shall not have been set forth in the relevant Award Agreement, by and as determined by the Committee in its sole discretion, the following terms and conditions shall apply as appropriate and as not inconsistent with the terms and conditions, if any, of such Award Agreement:

             10.1.1   Except  as otherwise  provided  in  this
     Section 10.1.1, if:
                 (a)   a  Participant's  employment  by  the
     Company or any of its Subsidiaries is terminated for any reason, (other than Disability, Retirement or
     death)   while   the   shares  are   non-vested,   such
     Participant's  rights, if any,  to  exercise  any  non
     vested   Stock  Options,  if  any,  shall   immediately
     terminate  and  the Participant (and such Participant's
     estate,   designated   beneficiary   or   other   legal
     representative) shall forfeit any rights or interest in
     or  with  respect  to any such Stock Options.   In  the
     event of Disability, Retirement or death while the Stock Options are non-vested, non-vested Stock Options shall become vested to the extent determined by the Committee. The Committee, in its sole discretion, may determine that such Participant's Stock Options, if any, to the extent exercisable immediately prior to any termination of employment (other than a termination due
     to   death,  Retirement  or  Disability),  may   remain
     exercisable for a specified time period not to exceed thirty (30) days after such termination (subject to the applicable terms and provisions of the Plan [and any rules or procedures thereunder] and the relevant Award Agreement). If any termination of employment is due to Retirement or Disability, a Participant shall have the right, subject to the applicable terms and provisions of the Plan (and any rules or procedures thereunder) and the relevant Award Agreement, to exercise such Stock Options, if any, at any time within one (1) year period following such termination due to Retirement or Disability (to the extent such Participant was entitled to exercise any such Awards immediately prior to such
     termination).   If any Participant dies while  entitled
     to  exercise a Stock Option, if any, such Participant's
     estate,   designated   beneficiary   or   other   legal
     representative, as the case may be, shall have the right, subject to the applicable provisions of the Plan (and any rules or procedures thereunder) and the
     relevant  Award  Agreement,  to  exercise  such   Stock
     Options, if any, at any time within one (1) year from the date of such Participant's death (but in no event
     more   than  one  (1)  year  from  the  date  of   such
     Participant's   termination  due   to   Retirement   or
     Disability); or

               (b)  a Non-Employee Director who resigns from
     the Board, or is not reelected, or leaves the Board for any reason, (other than Disability, Retirement or death) while the shares are non-vested, such Non Employee Director's rights, if any, to exercise any non vested Stock Options, if any, shall immediately terminate and the Non-Employee Director (and such Non Employee Director's estate, designated beneficiary or other legal representative) shall forfeit any rights or interest in or with respect to any such Stock Options. In the event of Disability, Retirement or death while the Stock Options are non-vested, non-vested Stock Options shall become vested to the extent determined by the Committee. The Committee, in its sole discretion, may determine that such Non-Employee Director's Stock Options, if any, to the extent exercisable immediately prior to leaving the Board (other than due to death, Retirement or Disability), may remain exercisable for a specified time period not to exceed thirty (30) days after such leaving the Board (subject to the applicable terms and provisions of the Plan [and any rules or procedures thereunder] and the relevant Award Agreement). If leaving the Board is due to Retirement or Disability, a Non-Employee Director shall have the right, subject to the applicable terms and provisions of the Plan (and any rules or procedures thereunder) and the relevant Award Agreement, to exercise such Stock Options, if any, at any time within one (1) year period following such leaving the Board due to Retirement or Disability (to the extent such Non Employee Director was entitled to exercise any such Awards immediately prior to such leaving). If any Non Employee Director dies while entitled to exercise a Stock Option, if any, such Non-Employee Director's estate, designated beneficiary or other legal representative, as the case may be, shall have the right, subject to the applicable provisions of the Plan (and any rules or procedures thereunder) and the relevant Award Agreement, to exercise such Stock Options, if any, at any time within one (1) year from the date of such Non-Employee Director's death (but in no event more than one (1) year from the date of such Non-Employee Director's leaving the Board due to Retirement or Disability).

                10.1.2   If a Participant's employment  with  the
     Company or any of its Subsidiaries is terminated for any reason (other than Disability, Retirement or death) prior to the satisfaction and/or lapse of the restrictions, terms and conditions applicable to a grant of Restricted Stock, such Restricted Award or Awards shall be forfeited, unless the Committee in its discretion determines otherwise. In the event of Disability, Retirement or death during the Restricted Period, shares of Restricted Stock shall become free of restrictions to the extent determined by the Committee.

                10.1.3 If a Participant's employment with the Company or any of its Subsidiaries is terminated for any reason (other than Disability, Retirement or death) prior to the completion of any Performance Period, such termination results in the forfeiture of the Performance Unit. If termination is due to Disability, Retirement or death, the disposition of the non-vested awards will be determined by the Committee.

     11. Non-transferability of Awards. No Award under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, pledged, disposed of or otherwise hypothecated or encumbered by a Participant or any beneficiary thereof, except by testamentary disposition or the laws of descent and distribution. No such interest shall be subject to seizure for the payment of the Participant's (or any beneficiary's) debts, judgements, alimony, or separation maintenance or be transferrable by operation of law in the event of the Participant's (or any beneficiary's) bankruptcy or insolvency. During the lifetime of a Participant, Stock Options are exercisable only by the Participant.

      12.  Changes in Capitalization and Other Matters.

          12.1 No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's or any Subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company's or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary as a result of any such action.

          12.2 Recapitalization Adjustments. In the event of any change in capitalization affecting the Common Stock of the Company, including, without limitation, a stock dividend or other distribution, stock split, reverse stock split, recapitalization, merger, acquisition, consolidation, subdivision, split-up, spin off, split-off, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, the Board, in its sole discretion, may authorize and make such proportionate adjustments, if any, as the Board may deem appropriate to reflect such change, including, without limitation, with respect to the aggregate number of shares of the Common Stock for which Awards in respect thereof may be granted under the Plan, the maximum number of shares of the Common Stock which may be sold or awarded to any Participant, any number of shares of the Common Stock covered by each outstanding Award, and the exercise price or other price per share of Common Stock in respect of outstanding Awards.

     13.  Change in Control.

            13.1  Acceleration  of  Awards  Vesting.   Except  as
otherwise provided in Section 13.2 of the Plan, if a Change in Control of the Company occurs (a) all Stock Options then unexercised and outstanding shall become fully exercisable as of the date of the Change in Control, (b) all restrictions, terms and conditions applicable to all Restricted Stock then outstanding shall be deemed lapsed and satisfied as of the date of the Change in Control, and (c) all Performance Units shall be deemed to have been fully earned as of the date of the Change in Control.

          13.2 Six-Month Rule. The provisions of Section 13.1 of the Plan shall not apply to any Award that has been granted and outstanding for less than six (6) months as of the date of the Change in Control.

           13.3  Payment After Change in Control.  Within  thirty
(30) days after a Change in Control occurs, (a) the holder of an Award of Restricted Stock shall receive a new certificate for such shares without the legend set forth in Section 7.3.2 of the Plan, and (b) the holder of an Award of Performance Units shall receive payment of the value of such grants in cash.

           13.4 Termination as a Result of a Potential Change in Control. In determining the applicability of Section 13.1 of the Plan, if (a) a Participant's employment is terminated by the Company or any Subsidiary prior to a Change in Control without Cause at the request of a Person who has entered into an agreement with the Company the consummation of which will constitute a Change in Control, or (b) the Participant terminates his employment with the Company or any Subsidiary for Good Reason prior to a Change in Control and the circumstance or event which constitutes Good Reason occurs at the request of the Person described in Section 13.4(a) of the Plan, then for purposes of this Section 13, a Change in Control shall be deemed to have occurred immediately prior to such Participant's termination of employment.

          13.5 Definitions. For purposes of this Section 13, the following words and phrases shall have the meaning specified:

                13.5.1 "Beneficial Owner" shall have the meaning defined in Rule 13d-3 of the Exchange Act.

                 13.5.2 "Cause" shall mean, unless otherwise defined in an employee's individual employment agreement with the Company or any Subsidiary (in which case such employment agreement definition shall govern), (a) the indictment of the Participant for any serious crime, (b) the willful and continued failure by the Participant to substantially perform the Participant's duties, as they may be defined from time to time, with the Participant's primary employer or to abide by the written policies of the Company or the Participant's primary employer (other than any such failure resulting from the Participant's incapacity due to physical or mental illness), or (c) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or any Subsidiary, monetarily or otherwise. For purposes of the preceding sentence, no act shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such act, or failure to act, was in the best interests of the Company and its Subsidiaries.

                13.5.3 A "Change in Control" shall be deemed to have occurred if any one of the following conditions shall have been satisfied:

               (a) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by any such Person any securities acquired directly from the Company) representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

                (b)   during any period of twenty-four  (24)
     consecutive months (not including any period prior to January 1, 1994), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 13.5.3(a), 13.5.3(c) or 13.5.3(d)) whose election or nomination for election to the Board was or is approved of by a vote of at least two-thirds of the directors at the beginning of such twenty-four (24) month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or
                (c)  the shareholders of the Company approve
     and the action is implemented to merge or consolidate the Company with any other corporation or a plan of complete liquidation of the Company, other than a merger, consolidation or liquidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent
     (either by remaining outstanding or being converted into voting securities of the Surviving Entity), in combination with the ownership of any trustee or other fiduciary holding securities under any benefit plan of the Company or any Subsidiary, more than seventy-five percent (75%) of the combined voting power of the voting securities of the Company or such Surviving Entity outstanding immediately after such merger, consolidation or liquidation; or

                (d)  the shareholders of the Company approve
     an agreement for the sale or disposition by the Company
     (other than to a Subsidiary) of all or substantially all of the Company's assets.

Notwithstanding the foregoing, with respect to a particular Participant a Change in Control shall not include any event, circumstance or transaction which results from the action of any entity or group which includes, is affiliated with, or is wholly or partly controlled by one or more executive officers of the Company or any Subsidiary and in which entity or group the Participant participates.

            13.5.4 "Good Reason" for termination by a Participant of the Participant's employment shall mean, for purposes of this Section 13, unless otherwise defined in the Participant's individual employment agreement with the Company or any Subsidiary (in which case such employment agreement definition shall govern), the occurrence (without the Participant's consent) of any one of the following:

               (a) the assignment to the Participant of any duties and/or responsibilities substantially and significantly inconsistent with the nature and status of the Participant's duties and/or responsibilities immediately prior to any Potential Change in Control, or a substantial and significant adverse alteration in the nature or status of the employee's duties and/or responsibilities from those in effect immediately prior to any such Potential Change in Control; provided, however, that a redesignation of the Participant's title shall not under any circumstances constitute Good Reason if the Participant's overall status among the Company and its Subsidiaries is not substantially and significantly adversely affected; or

               (b) a reduction in the Participant's rate of annual base salary is in effect on January 1, 1994, as the same may be increased from time to time, where "annual base salary" is the Participant's regular basic annual compensation prior to any reduction therein under a salary reduction agreement pursuant to Section 401(k) or Section 125 of the Code, and, without limitation, shall not include, fees, retainers, reimbursements, bonuses, incentive awards, prizes or similar payments.

           13.5.5  "Person" shall have the meaning given  in
Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, a Person shall not include (a) the Company or any Subsidiary,
(b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary qualified under Section 401(a) of the Code, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

           13.5.6 "Potential Change in Control" shall be deemed to have occurred if any one of the following conditions shall have been satisfied:

                (a)   the  Company enters into an agreement,
     the   consummation  of  which  would  result   in   the
     occurrence of a Change in Control; or

                (b)   the  Company  or any  Person  publicly
     announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

               (c) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing ten percent (10%) or more of the combined voting power of the Company's then outstanding securities, or any Person increases such Person's beneficial ownership of such securities by five (5) percentage points or more over the percentage so owned by such Person on January 1, 1994; or

                (d)   the Board adopts a resolution  to  the
     effect  that,  for  purposes of the Plan,  a  Potential
     Change in Control has occurred.

           13.5.7 "Surviving Entity" shall mean only an entity in which substantially all of the Company's shareholders immediately before any merger, consolidation or liquidation become shareholders by the terms of such merger, consolidation or liquidation.

           13.6 Adverse Tax Consequences. If the making of any payment or payments pursuant to this Section 13 or otherwise would (a) subject the Participant to an excise tax under Section 4999 of the Code, or any like or successor section thereto, or
(b) result in the Company's loss of a federal income tax deduction for such payments under Section 280G of the Code, or any like or successor section thereto (either or both, an "Adverse Tax Consequence"), then, unless otherwise expressly provided in a relevant Award Agreement, the payments attributable to the Plan that are "parachute payments" within the meaning of such Section 280G of the Code shall be reduced, as determined by the Committee in its sole discretion, but after consultation with the Participant affected, to the extent necessary to avoid any Adverse Tax Consequence. Any disputes regarding whether any payments to a Participant would result in an Adverse Tax Consequence shall be resolved by an opinion of nationally recognized legal counsel selected by the Committee in good faith (which legal counsel may be Ward and Smith P.A., Attorneys).

     14.  Amendment, Suspension and Termination.

           14.1 In General. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable to insure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary; provided, however, that no such amendment shall, without majority (or such greater percentage if required by law, charter, by-law or other regulation or rule) stockholder approval to the extent required by law or the rules of any exchange upon which the Common Stock is listed, (a) except as provided in Section 12 of the Plan, materially increase the number of shares of Common Stock which may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, (c) materially increase the benefits accruing to Participants under the Plan, or (d) extend the termination date of the Plan. No such amendment, suspension or termination shall (i) materially adversely affect the rights of any Participant under any outstanding Stock Options, Performance Units, or Restricted Stock grants, without the consent of such Participant, or (ii) make any change that would disqualify the Plan, or any other plan of the Company or any Subsidiary intended to be so qualified, from (A) the exemption provided by Rule 16b-3, promulgated under the Exchange Act, or any successor rule or regulation to such Rule 16b-3, as such rule is applicable from time to time, or (B) the benefits provided under Section 422 of the Code, or any successor thereto.

           14.2 Award Agreements. The Committee may amend or modify at any time and from time to time any outstanding Stock Options, Performance Units, or Restricted Stock grants, in any manner to the extent that the Committee would have had the authority under the Plan to initially determine the restrictions, terms and provisions of such Stock Options, Performance Units, and/or Restricted Stock grants, including, without limitation, to change the date or dates as of which such Options may be exercised. No such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award without the consent of such Participant.

     15.  Miscellaneous.

          15.1 Tax Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option, or the delivery or vesting of any shares of Common Stock, Restricted Stock, any federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. If the Committee, in its sole discretion, permits shares of Common Stock to be used to satisfy any such tax withholding, such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the tax withholding is required to be made, such date to be determined by the Committee. The Committee may establish rules limiting the use of Common Stock to meet withholding requirements by Participants who are subject to Section 16 of the Exchange Act.

           15.2 No Right to Employment. Neither the adoption of the Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.

          15.3 Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such Award or agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary or any other person.

           15.4 Payments to a Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participants under the Plan.

           15.5 Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

           15.6 Listing, Registration and Other Legal Compliance. No shares of the Common Stock shall be issued under the Plan unless legal counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Stock and/or Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such share certificates to make appropriate reference to such restrictions. In addition, if, at any time specified herein (or in any Award Agreement) for (a) the making of any determination,
(b) the issuance or other distribution of Restricted Stock and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any designated beneficiary or other legal representative) to take any action in connection with any such determination, any such shares to be issued or distributed, any such  payment,  or the making of any such determination,  as  the case may be, shall be deferred until such required action is taken. If at any time and from time to time the Committee determines, in its sole discretion, that the listing, registration or qualification of any Award, or any Common Stock or property covered by or subject to such Award, upon any securities exchange or under any foreign, federal, state or local securities or other law, rule or regulation is necessary or desirable as a condition to or in connection with the granting of such Award or the issuance or delivery of Restricted Stock and/or Common Stock or other property under such Award or otherwise, no such Award may be exercised or settled, or paid in Restricted Stock, Common Stock or other property, unless such listing, registration or qualification shall have been effected free of any conditions that are not acceptable to the Committee.

           15.7 Award Agreements. Each Participant receiving an Award under the Plan shall enter into an Award Agreement with the Company in a form specified by the Committee. Each such Participant shall agree to the restrictions, terms and conditions of the Award set forth therein.

           15.8 Designation of Beneficiary. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to receive any payment which under the terms of the Plan and the relevant Award Agreement may become payable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or canceled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

           15.9 Leaves of Absence/Transfers. The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any
Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

           15.10 Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to principles of conflict of laws. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

           15.11 Effective Date. The Plan shall be effective as of January 1, 1994, subject to approval by a majority of the Company's shareholders at the 1994 annual meeting of shareholders or any proper adjournment thereof.